APAM Announces Jason Gottlieb as Chief Executive Officer and Eric Colson as Executive Chair

Milwaukee, Wisconsin, March 04, 2025 - Artisan Partners Asset Management Inc. (NYSE: APAM, the “Company”) announced today the appointment of Jason Gottlieb, current President of the Company, to succeed Eric Colson as Chief Executive Officer, and the appointment of Mr. Colson as Executive Chair of the Company, each effective following the Company’s 2025 annual meeting of stockholders on June 4, 2025. At that time, it is expected that Mr. Gottlieb will be elected to the Company’s Board of Directors, and Mr. Colson will become Chair of the Board, assuming the role from Stephanie DiMarco who will transition to Lead Independent Director.

Mr. Gottlieb joined Artisan Partners in October 2016 as a Managing Director of Investment Operations. He was promoted to Chief Operating Officer of Investments and Executive Vice President in February 2017 and President in January 2021. Prior to joining the firm, Mr. Gottlieb was a partner and managing director at Goldman Sachs where he was a leader in Goldman Sachs’ Alternative Investment & Manager Selection Group and a portfolio manager on the Goldman Sachs Multi-Manager Alternatives Fund.

Mr. Colson said, “Appointing Jason as CEO is the culmination of our long-term leadership succession plan and the natural evolution of his current responsibilities. Given his proven track record of leadership and management along with his strategic contributions to the Company over time, our Board of Directors and I have tremendous confidence in Jason’s ability to lead Artisan. I look forward to my continued partnership with Jason and the senior management team in my new role as an active and engaged Executive Chair.”

“I am honored to have the opportunity to lead this world-class investment organization, further expand our multi-asset investment platform and drive the growth of our business,” added Mr. Gottlieb. “We believe we are well positioned to seize the right opportunities to grow our business and continue to deliver successful outcomes for our clients, employees and shareholders.”

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

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Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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